Exhibit 10.2

ASTEA INTERNATIONAL INC.

Incentive Stock Option Agreement

Under Amended and Restated 2006 Stock Option Plan

ASTEA INTERNATIONAL INC., a Delaware corporation (the “Company”), hereby grants this   ______ day of _______, 2010 (the “Grant Date”), to  (the “Employee”), an option to purchase a maximum of  _________ shares (the “Option Shares”) of its Common Stock, $.01 par value (the “Common Stock”), at the price of $_______ per share, on the following terms and conditions:

1.           Grant Under 2006 Stock Option Plan.  This option (the “Option”) is granted pursuant to and is governed by the Company’s Amended and Restated 2006 Stock Option Plan (the “Plan”) and, unless the context otherwise requires, terms used herein shall have the same meaning as in the Plan.  Determinations made in connection with this Option pursuant to the Plan shall be governed by the Plan as it exists on this date.

2.           Grant as Incentive Stock Option; Other Options.  This Option is intended to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986 (the “Code”).  This Option is in addition to any other options heretofore or hereafter granted to the Employee by the Company, but a duplicate original of this instrument shall not effect the grant of another option.

3.           Extent of Option if Employment Continues.  If the Employee has continued to be employed by the Company (or any affiliated corporation), or engaged as a consultant or director on the following dates, this Option may be exercised for the number of shares set opposite the applicable date, subject to the provisions of Section 14(b) hereof:

Prior to the first anniversary of the Grant Date	-	0% of the total Option Shares

One year but less than two years from the Grant Date	-	an additional 25% of the total Option Shares

Two years but less than three years from the Grant Date	-	an additional 25% of the total Option Shares

Three years but less than four years from the Grant Date	-	an additional 25% of the total Option Shares

Four years from the Grant Date	-	an additional 25% of the total Option Shares

The foregoing rights are cumulative and, while the Employee continues to be employed by the Company, may be exercised up to and including the date which is ten (10) years from the date this Option is granted.  All of the foregoing rights are subject to Sections 4, 5 and 17, as appropriate, if the Employee ceases to be employed by the Company or dies or becomes disabled while in the employ of the Company.

4.           Termination of Employment.  If the Employee ceases to be employed by the Company (or any affiliated corporation), other than by reason of death or disability as defined in Section 5, no further installments of this Option shall become exercisable and this Option shall terminate after the passage of ninety (90) days from the date employment ceases, but in no event later than the scheduled expiration date.  In such a case, the Employee’s only rights hereunder shall be those which are properly exercised before the termination of this Option.

5.           Death; Disability.  If the Employee dies while in the employ of the Company (or any affiliated corporation), this Option may be exercised, to the extent of the number of Option Shares with respect to which the Employee could have exercised it on the date of his or her death, by his or her estate, personal representative or beneficiary who has acquired the Option by will or by the laws of descent and distribution, at any time within 180 days after the date of death, but not later than the scheduled expiration date.  If the Employee ceases to be employed by the Company by reason of his or her disability (as defined in the Plan), this Option may be exercised, to the extent of the number of Option Shares with respect to which he or she could have exercised it on the date of the termination of his or her employment, at any time within 180 days after such termination, but not later than the scheduled expiration date.  At the expiration of such 180-day period or the scheduled expiration date, whichever is the earlier, this Option shall terminate and the only rights hereunder shall be those as to which the Option was properly exercised before such termination.

6.           Partial Exercise.  Exercise of this Option up to the extent above stated may be made in part at any time and from time to time within the above limits, except that this Option may not be exercised for a fraction of a share unless such exercise is with respect to the final installment of Option Shares subject to this Option and a fractional share (or cash in lieu thereof) must be issued to permit the Employee to exercise completely such final installment.  Any fractional share with respect to which an installment of this Option cannot be exercised because of the limitation contained in the preceding sentence shall remain subject to this Option and shall be available for later purchase by the Employee in accordance with the terms hereof.

7.           Payment of Price.  The Option price is payable in United States dollars only and must be paid:

   (a)         in cash or by personal check, or any combination of the foregoing, equal in amount to the Option price; or

   (b)         in the discretion of the Board of Directors, in cash, by personal check, by delivery of shares of the Company’s Common Stock having an aggregate fair market value (as determined by the Board of Directors) equal to the Option price as of the date of exercise, by delivery of a personal recourse promissory note, through the delivery of an assignment to the Company of a sufficient amount of the proceeds from the sale of the Common Stock acquired upon exercise of the Option and an authorization to the broker or selling agent to pay that amount to the Company, which sale shall be at the Employee’s direction at the time of exercise, or by any combination of the foregoing, equal in amount to the Option price.

Notwithstanding the foregoing, the Employee may not pay any part of the exercise price for the Option by transferring shares of Common Stock to the Company if such Common Stock is both subject to a substantial risk of forfeiture and not transferable within the meaning of Section 83 of the Code.

8.           Agreement to Purchase for Investment.  By acceptance of this Option, the Employee agrees that a purchase of Option Shares under this Option will not be made with a view to their distribution, as that term is used in the Securities Act of 1933, as amended (the “Securities Act”), unless in the opinion of counsel to the Company such distribution is in compliance with or exempt from the registration and prospectus requirements of the Securities Act and applicable state securities laws, and the Employee agrees to sign a certificate to such effect at the time of exercising this Option and agrees that the certificate for the Option Shares so purchased may be inscribed with a legend to ensure compliance with the Securities Act and applicable state securities laws.  This section shall not apply in the event the shares of Common Stock issuable upon exercise of this Option have been registered on a registration statement on Form S-8 which is effective and current under the Securities Act.

9.           Method of Exercising Option.  Subject to the terms and conditions of this Agreement, this Option may be exercised by written notice to the Chief Financial Officer of the Company, at its Horsham, Pennsylvania office, or to such transfer agent as the Company shall designate.  Such notice shall state the election to exercise this Option and the number of Option Shares in respect of which it is being exercised and shall be signed by the person or persons so exercising this Option.  Such notice shall be accompanied by payment of the full purchase price of such Option Shares, and the Company or its transfer agent shall deliver a certificate or certificates representing such Option Shares as soon as practicable after the notice shall be received.  The certificate or certificates for the Option Shares as to which this Option shall have been so exercised shall be registered in the name of the person or persons so exercising this Option (or, if this Option shall be exercised by the Employee and if the Employee shall so request in the notice exercising this Option, shall be registered in the name of the Employee and another person jointly, with right of survivorship) and shall be delivered as provided above to or upon the written order of the person or persons exercising this Option.  In the event this Option shall be exercised, pursuant to Section 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the right of such person or persons to exercise this Option.  All Option Shares that shall be purchased upon the exercise of this Option as provided herein shall be fully paid and non-assessable.

10.           Option Not Transferable.  This Option is not transferable or assignable except  by will or by the laws of descent and distribution

11.           No Obligation to Exercise Option.  The grant and acceptance of this Option imposes no obligation on the Employee to exercise it.

12.           No Obligation to Continue Employment. The Company and any affiliated corporations are not by the Plan or this Option obligated in any manner to continue the Employee in its employment.

13.           No Rights as Stockholder until Exercise.  The Employee shall have no rights as a stockholder with respect to Option Shares subject to this Agreement until a stock certificate therefor has been issued to the Employee and is fully paid for by the Employee.  Except as is expressly provided in the Plan with respect to certain changes in the capitalization of the Company, no adjustment shall be made for dividends or similar rights for which the record date is prior to the date such stock certificate is issued.

14.           Capital Changes and Business Successions.  (a)  It is the purpose of this Option to encourage the Employee to work for the best interests of the Company and its stockholders.  Because, for example, that might require the issuance of a stock dividend or stock split, or a merger with another corporation, the purpose of this Option would not be served if such a stock dividend, stock split, merger or similar occurrence would cause the Employee’s rights hereunder to be diluted or terminated and thus be contrary to the Employee’s interest.  The Plan contains extensive provisions designed to preserve options at full value in a number of contingencies.  Therefore, provisions in the Plan for adjustment with respect to stock subject to options and the related provisions with respect to successors to the business of the Company are hereby made applicable hereunder and are incorporated herein by reference.  In the event of any stock dividend, stock split, recapitalization or other change in the capital structure of the Company, this Option and the Option price shall be equitably adjusted and, in lieu of issuing fractional shares upon exercise thereof, this Option (and the corresponding Option Shares) shall be rounded upward or downward to the nearest whole share (rounding upward for all amounts equal to or in excess of .51).  In particular, without affecting the generality of the foregoing, it is understood that for the purposes of Sections 3 through 5 hereof, both inclusive, employment by the Company includes employment by any affiliated corporation.

(b)           In anticipation of and contingent upon an Acquisition (as defined below), all outstanding Options shall become immediately vested and exercisable with respect to one-half of the shares subject to the Option that were not otherwise vested and exercisable as of the date of such Acquisition (the "Unvested Shares").  The remaining Unvested Shares subject to any Option outstanding as of the date of the Acquisition will become vested and exercisable on the earliest to occur of (i) the date on which the Option would otherwise have become vested and exercisable with respect to the Unvested Shares, (ii) the first anniversary of the Acquisition, provided the Employee holding the Option remains continuously employed or engaged by the Company or a Related Corporation (or the successor of either) through that anniversary, and (iii) the date, within the twelve (12) month period following the Acquisition, on which the Employee’s employment or other service is terminated without Cause by the Company or a Related Corporation (or the successor of either); provided that in no event shall the offer to a Employee of a new position within the Company or a Related Corporation (or the successor of either) be considered a termination of employment or other service by the Company or a Related Corporation (or the successor of either) for purposes of this paragraph 14 so long as the offered position is substantially similar to the position held by the Employee immediately prior to the Acquisition as determined by the Board of Directors in its sole discretion.

           (c)           Notwithstanding anything to the contrary set forth in the Plan, upon or in anticipation of any Acquisition, the Board may, in its sole and absolute discretion and without the need for the consent of any Employee, take one or more of the following actions contingent upon the occurrence of that Acquisition: (i) cause any or all outstanding Options held by Employees affected by the Acquisition to become vested and immediately exercisable, in whole or in part; (ii) cause any or all outstanding grants of Awards or authorizations of Purchases to Employees affected by the Acquisition to become non-forfeitable, in whole or in part; (iii) redeem any share held by a Employee acquired through an Award or Purchase, which is affected by the Acquisition, for cash and/or other substitute consideration with a value equal to the fair market value of a share of Common Stock on the date of the Acquisition; or (iv) cancel any Option held by a Employee affected by the Acquisition in exchange for cash and/or other substitute consideration with a value equal to (A) the number of shares subject to that Option, multiplied by (B) the amount, if any, by which the fair market value per share on the date of the Acquisition exceeds the exercise price of that Option; provided, that if the fair market value per share on the date of the Acquisition does not exceed the exercise price of any such Option, the Board may cancel that Option without any payment of consideration therefor.

(d)           For purposes of the Plan, an "Acquisition" shall mean any merger, consolidation, sale of all (or substantially all) of the assets of the Company, or other business combination involving the sale or transfer of all (or substantially all) of the capital stock or assets of the Company, in which the Company is not the surviving entity, or, if it is the surviving entity, does not survive as an operating going concern in substantially the same line of business; provided, however, that the term "Acquisition" shall not include any reincorporation of the Company in a different state pursuant to a migratory merger.

15.           Disqualifying Disposition. The Employee agrees to notify the Company in writing immediately after the Employee makes a Disqualifying Disposition of any Option Shares received pursuant to the exercise of this Option.  A Disqualifying Disposition is any disposition (including any sale) of such Option Shares before the later of (a) two years after the date the Employee was granted this Option, or (b) one year after the date the Employee acquired Option Shares by exercising this Option.  The Employee also agrees to provide the Company with any information which it shall request concerning any such Disqualifying Disposition.  The Employee acknowledges that pursuant to United States tax laws, he or she will forfeit the favorable income tax treatment otherwise available with respect to the exercise of an incentive stock option if he or she makes a Disqualifying Disposition of the Option Shares received on exercise of this Option.

16.           Withholding Taxes.  If the Company in its discretion determines that it is obligated to withhold tax with respect to a Disqualifying Disposition (as defined in Section 15) of Common Stock received on exercise of this Option, the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to such Disqualifying Disposition.  If any portion of this Option is treated as a non-qualified option, the Employee hereby agrees that the Company may withhold from the Employee’s wages the appropriate amount of federal, state and local withholding taxes attributable to the Employee’s exercise of such non-qualified option.  At the Company’s discretion, the amount required to be withheld may be withheld in cash from such wages, or in kind (with respect to compensation income attributable to the exercise of this Option) from the Common Stock otherwise deliverable to the Employee on exercise of this Option.  The Employee further agrees that, if the Company does not withhold an amount from the Employee’s wages sufficient to satisfy the Company’s withholding obligation, the Employee will reimburse the Company on demand, in cash, for the amount underwithheld.

17.           No Exercise of Option if Employment Terminated for Cause.  If the employment of the Employee is terminated for “Cause,” all Options and Awards held by such Employee shall be forfeited and shall terminate on the date of such termination, and no Option held by the Employee shall thereupon be exercisable to any extent whatsoever. "Cause" is conduct, as determined by the Board of Directors, involving one or more of the following:  (i) gross misconduct by the Employee which is materially injurious to the Company; or (ii) the commission by the Employee of an act of embezzlement, fraud or deliberate disregard of the rules or policies of the Company which results in material economic loss, damage or injury to the Company; or (iii) the unauthorized disclosure by the Employee of any trade secret or confidential information of the Company or any third party who has a business relationship with the Company or the violation by the Employee of any noncompetition covenant or assignment of inventions obligation with the Company; or (iv) the commission by the Employee of an act which induces any customer or prospective customer of the Company to break a contract with the Company or to decline to do business with the Company; or (v) the conviction of the Employee of a felony involving any financial impropriety or which would materially interfere with the Employee’s ability to perform his or her services or otherwise be injurious to the Company; or (vi) the failure of the Employee to perform in a material respect his or her employment, or engagement, obligations without proper cause; or (v) such other conditions as determined by the Committee and stated in the instrument evidencing an Option or other Stock Right.  In making such determination, the Board of Directors shall act fairly and in utmost good faith.  For the purposes of this paragraph 17, termination of employment shall be deemed to occur when the Employee receives notice that his employment is terminated, and "Company" means the Company and all Related Corporations.

18. Conditions On Issuance of Shares.  The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority deemed by the Company’s counsel to be necessary for the lawful authorization, issuance or sale of such shares.  Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, the rules and regulations promulgated thereunder, and the applicable requirements of any securities exchange, and shall be further subject to the approval of counsel for the Company with respect to such compliance.  The Company may postpone the issuance and delivery of the certificate(s) representing the Shares for which an Option has been exercised for such period as may be required by the Company to comply with any applicable listing requirement of any securities exchange or any law or regulation applicable to the issuance or delivery of such Shares.  As a condition to the exercise of an Option, the person exercising such Option may be required to execute an agreement with and/or make any representation and/or warranty to the Company as may be, in the judgment of counsel to the Company, necessary or appropriate under applicable laws or regulations.  Such representations and warranties may include, but not be limited to, a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares.

19.           Governing Law.  This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Delaware.

IN WITNESS WHEREOF the Company and the Employee have caused this instrument to be executed, and the Employee whose signature appears below acknowledges receipt of a copy of the Plan and acceptance of an original copy of this Agreement.

______________________________	ASTEA INTERNATIONAL INC.
Signature of Employee

By:____________________________
Fredric Etskovitz
Chief Financial Officer

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